Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

October 21, 2021

Rite Aid Corporation

30 Hunter Lane

Camp Hill, PA 17011

Re:	Rite Aid Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Rite Aid Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the Guarantors listed on Schedule I hereto (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $1.00 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $1.00 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, the form of which is filed as an exhibit to the Registration Statement, (v) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (vi) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, shares of Preferred Stock or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (vii) units of the Company (“Units”), each comprised of one or more of the Common Stock, Preferred Stock, Debt Securities or Warrants, in any combination, which may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into by the Company and one or more unit agents to be named therein, and (viii) such indeterminate number of shares of Common Stock or Preferred Stock and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities or Warrants or settlement of any Purchase Contracts or Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to the issuance and sale from time to time by the Guarantors of guarantees of the Debt Securities (“Guarantees”). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Purchase Contracts, Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

Rite Aid Corporation
October 21, 2021

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the form of Indenture filed as an exhibit to the Registration Statement;

(c) an executed copy of a certificate for the Company of Ron Chima, Assistant Secretary of the Company, dated the date hereof (the “Company Secretary's Certificate”);

(d) an executed copy of an omnibus certificate for each Opinion Party Guarantor (as defined below) of the Secretary or the Assistant Secretary, as applicable, of each Opinion Party Guarantor, dated the date hereof (the “Omnibus Secretaries’ Certificate”);

(e) a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of October 13, 2021, and certified pursuant to the Secretary’s Certificate;

(f) a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(g) a copy of the certificate of incorporation, articles of incorporation, certificate of formation, statement of partnership existence, articles of organization or other formation document, as applicable, of each of the Opinion Party Guarantors, certified pursuant to the Omnibus Secretaries' Certificate;

(h) a copy of the by-laws, limited liability company agreement, operating agreement, partnership agreement or other governing document, as applicable in each case as amended and in effect on the date hereof, of each of the Opinion Party Guarantors, certified pursuant to the Omnibus Secretaries' Certificate;

(i) a copy of certain resolutions of the Board of Directors of the Company, adopted on October 14, 2021, certified pursuant to the Secretary’s Certificate; and

(j) copies of certain resolutions or other actions by written consent of the Board of Directors, Managers, Members or General Partners of each of the Opinion Party Guarantors, adopted on October 14, 2021, certified pursuant to the Omnibus Secretaries' Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

Rite Aid Corporation
October 21, 2021

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials, including those in the Company Secretary’s Certificate and the Omnibus Secretaries’ Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, (i) “Opinion Parties Guarantors” means each of the Guarantors listed on Schedule II hereto and “Non-Opinion Party Guarantors” means each of the Guarantors listed on Schedule III hereto and (ii) “Transaction Documents” means the Indenture and the supplemental indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Guarantees, the Warrant Agreements, the Purchase Contract Agreements, the Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 7 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company, the Guarantors party thereto and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors or Board of Managers, as applicable, of the Company and the Guarantors, including any duly authorized committees thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company and the Guarantors have taken all related action as directed by or under the direction of the Board of Directors or Board of Managers, as applicable, of the Company and the Guarantors; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the organizational documents of the Company and the Guarantors so as not to violate any applicable law, the organizational documents of the Company and the Guarantors, or result in a default under or breach of any agreement or instrument binding upon the Company or any Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors.

Rite Aid Corporation
October 21, 2021

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                  With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Common Stock.

2.                  With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Preferred Stock.

3.                  With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939 (the “TIA”); (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Rite Aid Corporation
October 21, 2021

4.                  With respect to any Guarantee of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Offered Debt Securities of such series (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been duly qualified under the TIA, (c) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents, (d) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and (e) such Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms under the laws of the State of New York.

5.                  With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

6.                  With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

7.                  With respect to any Units offered by the Company (the “Offered Units”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock, Debt Securities or Warrants, included in such Offered Units, in any combination, have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Unit Agreement, the Offered Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Rite Aid Corporation
October 21, 2021

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions that may have similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e) we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(f) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h) we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(i) we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, Purchase Contract Agreements and Unit Agreements and that such choice is and will be a valid and legal provision;

Rite Aid Corporation
October 21, 2021

(j) we have assumed that the Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us;

(k) we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(l) we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions limit the obligation of the Guarantors under the Indenture, or any right of contribution of any party with respect to the Offered Guarantees; and

(m) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a) each Non-Opinion Party Guarantor (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which such Non-Opinion Party Guarantor is a party;

(b) each Non-Opinion Party Guarantor has the limited liability company or limited partnership, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which such Non-Opinion Party Guarantor is a party;

(c) neither the execution and delivery by the Company and each Guarantor of the Transaction Documents to which the Company or such Guarantor is a party nor the performance by the Company and such Guarantor of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the organizational documents of the Company or any Guarantor, constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or any Guarantor or its property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(d) neither the execution and delivery by the Company or any Guarantor of the Transaction Documents to which the Company or such Guarantor is a party nor the performance by the Company and such Guarantor of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Rite Aid Corporation
October 21, 2021

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Guarantors

Harco, Inc.
K & B Alabama Corporation
Rite Aid Lease Management Company
Thrifty Corporation
Thrifty PayLess, Inc.
Rite Aid of Connecticut, Inc.
1515 West State Street Boise, Idaho, LLC
Ascend Health Technology LLC
Design Rx Holdings LLC
Eckerd Corporation
Elixir Holdings, LLC
Elixir Puerto Rico, Inc.
Genovese Drug Stores, Inc.
Health Dialog Services Corporation
Hunter Lane, LLC
JCG (PJC) USA, LLC
JCG Holdings (USA), Inc.
K & B, Incorporated
Maxi Drug North, Inc.
Maxi Drug South, L.P.
Maxi Drug, Inc.
Munson & Andrews, LLC
Name Rite, L.L.C.
P.J.C. Distribution, Inc.
P.J.C. Realty Co., Inc.
PJC Lease Holdings, Inc.
PJC Manchester Realty LLC
PJC Peterborough Realty LLC
PJC Revere Realty LLC
PJC Special Realty Holdings, Inc.
RediClinic Associates, Inc.
RediClinic LLC
RediClinic of PA, LLC
Rite Aid Drug Palace, Inc.
Rite Aid Hdqtrs. Corp.
Rite Aid Hdqtrs. Funding, Inc.
Rite Aid of Delaware, Inc.
Rite Aid Online Store, Inc.
Rite Aid Payroll Management, Inc.
Rite Aid Realty Corp.
Rite Aid Specialty Pharmacy, L.L.C.
Rite Aid Transport, Inc.
Rite Investments Corp.

Rite Aid Corporation
October 21, 2021

Rite Investments Corp., LLC
Rx Choice, Inc.
The Jean Coutu Group (PJC) USA, Inc.
Thrift Drug, Inc.
Advance Benefits, LLC
Elixir Savings, LLC
First Florida Insurers of Tampa, LLC
Rite Aid of Georgia, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
K & B Louisiana Corporation
K & B Services, Incorporated
Rite Aid of Maine, Inc.
GDF, Inc.
READ'S, Inc.
Rite Aid of Maryland, Inc.
PJC of Massachuetts, Inc.
PJC Realty MA, Inc.
1740 Associates, L.L.C.
Apex Drug Stores, Inc.
PDS-1 Michigan, Inc.
Perry Distributors, Inc.
Perry Drug Stores, Inc.
RDS Detroit, Inc.
Rite Aid of Michigan, Inc.
Laker Software, LLC
K & B Mississippi Corporation
Elixir Rx Solutions, LLC
Elixir Rx Solutions of Nevada, LLC
Rite Aid of New Hampshire, Inc.
Lakehurst and Broadway Corporation
Rite Aid of New Jersey, Inc.
Rite Aid of New York, Inc.
Rite Aid Rome Distribution Center, Inc.
EDC Drug Stores, Inc.
Rite Aid of North Carolina, Inc.
4042 Warrensville Center Road – Warrensville Ohio, Inc.
5600 Superior Properties, Inc.
Broadview and Wallings-Broadview Heights Ohio, Inc.
Elixir Pharmacy, LLC
Elixir Rx Options, LLC
Elixir Rx Solutions, LLC
Gettysburg and Hoover-Dayton, Ohio, LLC
Rite Aid of Ohio, Inc.

Rite Aid Corporation
October 21, 2021

The Lane Drug Company
Tonic Procurement Solutions, LLC
Rite Aid of Pennsylvania, LLC
PJC of Rhode Island, Inc.
Rite Aid of South Carolina, Inc.
K & B Tennessee Corporation
Rite Aid of Tennessee, Inc.
K & B Texas Corporation
RCMH LLC
Rx Initiatives LLC
Maxi Green Inc.
PJC of Vermont Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington, D.C., Inc.
5277 Associates, Inc.
The Bartell Drug Company
Rite Aid of West Virginia, Inc.
Design Rx, LLC
Designrxclusives, LLC

Schedule II

Opinion Party Guarantors

Rite Aid Lease Management Company

Thrifty Corporation

Thrifty PayLess, Inc.

1515 West State Street Boise, Idaho, LLC

Ascend Health Technology LLC

Design Rx Holdings LLC

Eckerd Corporation

Elixir Holdings, LLC

Elixir Puerto Rico, Inc.

Genovese Drug Stores, Inc.

Health Dialog Services Corporation

Hunter Lane, LLC

JCG (PJC) USA, LLC

JCG Holdings (USA), Inc.

K & B, Incorporated

Maxi Drug North, Inc.

Maxi Drug South, L.P.

Maxi Drug, Inc.

Munson & Andrews, LLC

Name Rite, L.L.C.

P.J.C. Distribution, Inc.

P.J.C. Realty Co., Inc.

PJC Lease Holdings, Inc.

PJC Manchester Realty LLC

PJC Peterborough Realty LLC

PJC Revere Realty LLC

PJC Special Realty Holdings, Inc.

RediClinic Associates, Inc.

RediClinic LLC

RediClinic of PA, LLC

Rite Aid Drug Palace, Inc.

Rite Aid Hdqtrs. Corp.

Rite Aid Hdqtrs. Funding, Inc.

Rite Aid of Delaware, Inc.

Rite Aid Online Store, Inc.

Rite Aid Payroll Management, Inc.

Rite Aid Realty Corp.

Rite Aid Specialty Pharmacy, L.L.C.

Rite Aid Transport, Inc.

Rite Investments Corp.

Rite Investments Corp., LLC

Rx Choice, Inc.

Rite Aid Corporation
October 21, 2021

The Jean Coutu Group (PJC) USA, Inc.

Thrift Drug, Inc.

PJC of Massachusetts, Inc.

PJC Realty MA, Inc.

Rite Aid of New York, Inc.

Rite Aid Rome Distribution Center, Inc.

K & B Texas Corporation

RCMH LLC

Schedule III

Non-Opinion Party Guarantors

Harco, Inc.

K & B Alabama Corporation

Rite Aid of Connecticut, Inc.

Advance Benefits, LLC

Elixir Savings, LLC

First Florida Insurers of Tampa, LLC

Rite Aid of Georgia, Inc.

Rite Aid of Indiana, Inc.

Rite Aid of Kentucky, Inc.

K & B Louisiana Corporation

K & B Services, Incorporated

Rite Aid of Maine, Inc.

GDF, Inc.

READ'S, Inc.

Rite Aid of Maryland, Inc.

1740 Associates, L.L.C.

Apex Drug Stores, Inc.

PDS-1 Michigan, Inc.

Perry Distributors, Inc.

Perry Drug Stores, Inc.

RDS Detroit, Inc.

Rite Aid of Michigan, Inc.

Laker Software, LLC

K & B Mississippi Corporation

Elixir Rx Solutions, LLC

Elixir Rx Solutions of Nevada, LLC

Rite Aid of New Hampshire, Inc.

Lakehurst and Broadway Corporation

Rite Aid of New Jersey, Inc.

EDC Drug Stores, Inc.

Rite Aid of North Carolina, Inc.

4042 Warrensville Center Road – Warrensville Ohio, Inc.

5600 Superior Properties, Inc.

Broadview and Wallings-Broadview Heights Ohio, Inc.

Elixir Pharmacy, LLC

Elixir Rx Options, LLC

Elixir Rx Solutions, LLC

Gettysburg and Hoover-Dayton, Ohio, LLC

Rite Aid of Ohio, Inc.

The Lane Drug Company

Tonic Procurement Solutions, LLC

Rite Aid of Pennsylvania, LLC

PJC of Rhode Island, Inc.

Rite Aid Corporation
October 21, 2021

Rite Aid of South Carolina, Inc.

K & B Tennessee Corporation

Rite Aid of Tennessee, Inc.

Rx Initiatives LLC

Maxi Green Inc.

PJC of Vermont Inc.

Rite Aid of Vermont, Inc.

Rite Aid of Virginia, Inc.

Rite Aid of Washington, D.C., Inc.

5277 Associates, Inc.

The Bartell Drug Company

Rite Aid of West Virginia, Inc.

Design Rx, LLC

Designrxclusives, LLC